UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2016

MORGAN STANLEY SMITH BARNEY SPECTRUM SELECT L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-19511	13-3619290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC

522 Fifth Avenue

New York, New York 10036

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective January 1, 2016, the Registrant entered into a third amendment (the “Amendment to the Management Agreement”) to the amended and restated management agreement, dated as of June 1, 1998, as amended (together with the Amendment to the Management Agreement, the “Management Agreement”), among the Registrant, Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), and EMC Capital Advisors, LLC, an Illinois limited liability company (“EMC”), pursuant to which EMC manages the portion of the Registrant’s assets allocated to it.

Pursuant to the Amendment to the Management Agreement, the monthly management fee payable to EMC is decreased to 1/12 of 1.00% (a 1.00% annual rate). In all other respects, the Management Agreement remains unchanged and of full force and effect.

A copy of the Amendment to the Management Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of January 1, 2016, Ceres Managed Futures LLC, the general partner of the Registrant, amended and restated the Registrant’s limited partnership agreement, made as of March 21, 1991, which was previously amended and restated as of August 31, 1993, October 17, 1996, May 31, 1998, February 28, 2000, April 25, 2005 and April 2, 2007, in order to reflect changes to establish certain voting rights for groups of limited partners of the Registrant.

A copy of the Seventh Amended and Restated Limited Partnership Agreement of the Registrant is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith.

Exhibit No.	Description

3.1	Seventh Amended and Restated Limited Partnership Agreement of the Registrant, dated as of January 1, 2016.

10.1	Amendment No. 3 to Amended and Restated Management Agreement, dated as of January 1, 2016, among the Registrant, the General Partner and EMC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY SMITH BARNEY SPECTRUM SELECT L.P.

By: Ceres Managed Futures LLC, General Partner

By:	/s/ Patrick T. Egan Patrick T. Egan President and Director

Date: January 7, 2016